Exhibit 10.48

Press Release - July 2005

INVISA IN FINAL PRE-PRODUCTION TESTING OF NEW MUSEUM SECURITY PRODUCT

Sarasota, FL, July 28, 2005 - Invisa, Inc. (OTC BB: INSA), an electronic life safety and security company, announced today that its planned electronic museum security product has entered pre-production testing. This represents one of the last remaining steps before the museum security product can be introduced later this year.

Invisa began developing and testing its planned sensing product for museum security in 2003. The planned museum security product is based on Invisa's technology that is currently used in its SmartGate® brand safety products. The museum security market is an important market opportunity in addition to representing Invisa's first contact with the broader security industry.

In September 2004, Invisa was honored with the opportunity to present its planned security product to the International Association of Museum Facilities Administrators (IAMFA) Conference in Boston, MA. The conference was hosted by five Boston area museums and was attended by approximately 200 museum administrators from around the world. Features suggested at the IAMAF Conference and requested by museum security professionals based on in-museum testing have been integrated into this pre-production design.

Invisa's planned product, which utilizes patented InvisaShield™Technology, is a robust and advanced implementation of capacitive sensing for the museum and private collections markets. This product is designed to solve a specific security challenge, namely, providing open viewing access to art and exhibits while protecting them from vandalism, undesired contact and inadvertent damage.

According to Dan Lohnes of Essex Alarm & Security Inc., a highly respected New England security installation company that specializes in museum security, "I have used Invisa's initial prototype over a sustained period of time, in a broad range of security applications, in actual museum conditions. I believe that Invisa's planned product will meet an industry-wide security need.”

According to Carl Parks, Chief Operations Officer, "We believe that our patience in developing our planned museum security product has paid-off. This pre-production design incorporates our new digital technology platform and important features requested by the industry. We believe that input from museum professionals that is based on hands-on experience is essential to our ability to meet the needs of the museum industry. Museums and security professionals interested in participating in Invisa's current field test program are invited to contact me at 941-355-9361.”

According to Steve Michael, acting President, "Our planned product represents an effective way for museums, private collections and security professionals to provide security sensing that was not previously possible. Based on industry input, we believe that our planned product will meet the pressing demand for electronic non-contact sensing which is user-friendly and reliable in the worldwide museum and private collection markets."

About Invisa: Invisa delivers versatile, reliable, compact next-generation presence-sensing solutions targeted to the global electronic life safety and security markets. InvisaShield, a robust and advanced implementation of capacitive-sensing technology, is highly resistant to known methods of circumvention. It does not employ infrared, laser, ultrasound or microwave radiation.

The company's SmartGate safety systems incorporate InvisaShield capacitive-sensing technology to generate an invisible protective field around or preceding the leading edge of powered gates, garage doors, sliding gates & doors and other powered closures. A video showing SmartGate in action can be viewed at www.invisa.com.

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The company has tried, whenever possible, to identify these forward-looking statements using words such as "anticipates," implied by such statements. Factors, which may cause such differences, include the company's ability to meet planned delivery schedules, cancellation of orders, and other risks disclosed in the company's SEC filings. The company undertakes no obligation to update or advise in the event of any change, addition or alteration to the information covered in this press release, including such forward-looking statements.

For information on SmartGate products or the InvisaShield technology, please visit www.invisa.com or call 941.355.9361.

For information on Essex Alarm & Security, Inc. contact Dan Lohnes at 978.922.7848